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                                                                  EXHIBIT 10(ww)



                              EMPLOYMENT AGREEMENT

             AGREEMENT, made and entered into as of May 22, 2000 (the "Effective Date") by and between Novametrix Medical Systems Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Thomas M. Patton (the "Executive").

                             W I T N E S S E T H :

             WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

             NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

             1.  Definitions.

                     (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                     (b)  "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.

                     (c) "Board" shall mean the Board of Directors of the Company.

                     (d)  "Cause" shall mean:

                                  (i)      the Executive is indicted for a
felony or other serious crime involving moral turpitude;

                                  (ii)     the Executive participates in an act
of fraud or dishonesty against the Company or any of its customers or suppliers; or

                                  (iii)    in carrying out his duties, the
Executive engages in conduct that constitutes a willful gross or intentional breach of his duties under this Agreement.

                     (e) "Change in Control" shall mean the occurrence of any one of the following events:

                                  (i)      any "person," as such term is used
in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13D-3 promulgated under that act, of 50% or more of the Voting Stock of the Company;





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                                  (ii)     the majority of the Board consists
of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement, provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two- thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                                  (iii)    the Company adopts any plan of
liquidation providing for the distribution of all or substantially all of its assets;

                                  (iv)     all or substantially all of the
assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or in- directly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                                  (v)      the Company combines with another
company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

                                           For purposes of the Change in Control
definition, the "Company" shall include any entity that succeeds to all or substantially all of the business of the Company.

                     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     (g) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                                  (i)      the failure to elect or reelect the
Executive to any of the positions described in Section 3 or the removal of him from any such position;

                                  (ii)     a material diminution in the
Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the President and Chief Operating Officer of the Company;

                                  (iii)    a change in the reporting structure
of the Company so that the Executive no longer reports directly to the Chairman of the Board and Chief Executive Officer of the Company; or

                                  (iv)     a material breach by the Company of
the provisions of this Agreement; or





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                                  (v)      the failure of the Company to obtain
the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 calendar days after a merger, consolidation, sale or similar transaction; or

                                  (vi)     the occurrence of a Change in
Control of the Company.

                                  Following written notice from the Executive
of any of the events described above, which notice must be delivered within 30 calendar days following his learning of the occurrence of any of such events, the Company shall have 30 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 31st calendar day following the written notice.

                     (h) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, substantially to perform his duties and responsibilities under this Agreement for a period of 270 days as determined by a medical doctor selected by the Company who is reasonably satisfactory to the Executive.

                     (i) "Pro Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a calendar year in the case of an annual bonus and a performance cycle in the case of an award under the Long-Term Incentive Plan) and the denominator of which shall be the number of days in the applicable performance period.

                     (j) "Special Termination" shall mean termination by the Executive of his employment at his initiative in the following circumstances. If the Executive reasonably concludes that his ability to function effectively as the President and Chief Operating Officer of the Company has been materially impaired as a result of the chronic and systemic interference, direct or indirect, by the Chief Executive Officer and if the Executive and the Chief Executive Officer are unable to reach an agreement which is reasonably satisfactory to the Executive as to the basis on which the Executive's ability to function effectively as President and Chief Operating Officer can be established or restored, as the case may be, then the Executive shall be entitled to terminate his employment. There shall be no Special Termination without written notice from the Executive describing the basis for the termination to the Chairman of the Board and Chief Executive Officer (with a copy to the Board of Directors) following which the Company shall have 30 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 31st calendar day following the written notice.

                     (k)  "Stock" shall mean the Common Stock of the Company.

                     (l) "Term of Employment" shall mean the period specified in Section 2 below (including any extension as provided therein).

                     (m) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.





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             2.  Term of Employment.

                       The Term of Employment shall begin on the Effective Date, and shall extend until December 31, 2003, with automatic one-year extensions thereafter unless either Party notifies the other at least 120 days before the scheduled expiration date that the term is not to extend. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10.

             3.  Position, Duties and Responsibilities.

                       (a) Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the President and Chief Operating Officer of the Company. The Executive shall have all the authorities and responsibilities that are customarily associated with such positions in a company of the size and structure of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Chairman of the Board and Chief Executive Officer of the Company. During the term of this Agreement, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

                       (b) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations with the concurrence of the Board (which approval shall not be unreasonably withheld), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this
Section 3(b) do not conflict or materially interfere with the effective discharge of his duties and responsibilities under Section 3(a).

             4.  Salary.

                       The Executive shall be paid an annualized Salary, payable in accordance with the regular payroll practices of the Company, currently in equal semi-monthly installments, subject to applicable withholdings, of $200,000. The Salary shall be reviewed annually for increase in the discretion of the Board.

             5.  Annual Incentive Compensation.

                       During the Term of Employment, the Executive shall be eligible to receive an annual incentive payment (the "Incentive Payment") in accordance with the Company's annual incentive program for its senior executives or any successor thereto. The Executive's target Incentive Payment for each fiscal year of the Company shall be 50% of his Base Salary. Each Incentive Payment earned by the Executive shall be paid within 90 days after the end of the fiscal year for which it is earned.





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             6.  Stock Option Award.

                       As of the Effective Date, the Company shall grant the Executive a ten-year non-qualified stock option to purchase 375,000 shares of Stock, such stock option to be substantially in the form of Exhibit A attached hereto.

             7.  Long Term Incentives.

                       The Executive shall be eligible to participate in any long term incentive programs (including equity programs) implemented by the Company for its senior executives.

             8.  Employee Benefit Programs and Perquisites.

                       During the Term of Employment, the Executive shall be entitled to participate in the Company's employee medical, dental and hospitalization plans, as well as any welfare or pension benefits made available to the Company's senior executives or to its employees generally, such as profit sharing, savings and other retirement plans or programs, 401(k), disability and life insurance plans, accidental death and dismemberment protection, and travel accident insurance. During the term of this Agreement, the Company shall purchase for the Executive a supplemental disability insurance policy pursuant to which the Executive would be entitled to receive benefits such that his aggregate disability payments to age 65 pursuant to the Company's disability programs would be equal to his Base Salary in effect at the time he becomes disabled.

                       The Company may purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

                       The Executive shall be entitled to annual vacations in accordance with the Company's policies applicable to senior executives generally and to an automobile allowance of $650 per month.

                       The Executive shall be provided with other employee benefits and perquisites on the same basis as they are provided by the Company from time to time to the Company's other senior executives.

             9.  Reimbursement of Moving and Other Business Expenses.

                                  (i)      The Executive understands that, as a
condition of his employment by the Company, he is required to relocate his residence to the Wallingford, Connecticut area, as promptly as practicable. Subject to submission of reasonable supporting documentation, the Executive shall be entitled to reimbursement of costs reasonably incurred in connection with such relocation, including (a) reasonable costs (including air fare) incurred in connection with three trips for the Executive and his spouse between Memphis, Tennessee and Wallingford,





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Connecticut; (b) reasonable expenses incurred in connection with moving household goods; and (c) a non-accountable cash allowance of $15,000 to be used for miscellaneous other moving-related expenses.

                                  (ii)     The Executive is authorized to
incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to his submission of reasonable supporting documentation in accordance with the Company's policies.

             10. Termination of Employment.

                     (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following:

                                  (i)      Base Salary through the date of the
Executive's death;

                                  (ii)     a Pro Rata Incentive Payment for the
fiscal year in which the Executive's death occurs, based on the original target Incentive Payment for such year, payable in a single installment promptly after his death; and

                                  (iii)    all outstanding stock options which
are not then vested shall be forfeited and all then vested options shall remain exercisable for the balance of their stated term;

                     (b) Termination Due to Disability. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following:

                                  (i)      disability benefits in accordance
with the long-term disability program then in effect for senior executives of the Company and the disability insurance policy provided pursuant to Section 9;

                                  (ii)     Base Salary through the end of the
month in which disability benefits commence;

                                  (iii)    a Pro Rata Incentive Payment for the
fiscal year in which the Executive's termination occurs, based on the original target Incentive Payment for such year, payable in a single installment promptly after his termination; and

                                  (iv)     all outstanding stock options which
are not then vested shall be forfeited and all vested options shall remain exercisable for the balance of their stated term.

                     In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 25 below.

                     (c)     Termination by the Company for Cause.





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                               (i)   A termination for Cause shall not
take effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, stating the grounds on which the proposed termination for Cause is based. The Executive shall be given an opportunity to cure such conduct, to the extent such cure is possible in the good faith opinion of a majority of the members of the Board. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board, and, thereafter, upon a determination by the affirmative vote of no fewer than a majority of the members of Board that cause exists, he shall be terminated for Cause.

                               (ii)  In the event the Company terminates
the Executive's employment for Cause:

                                     (A)     he shall be entitled to Base
Salary through the date of the termination; and

                                     (B)     all outstanding stock options
which are not then vested shall be forfeited and all vested options shall remain exercisable until the 30th day after the date of termination.

                       (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, or in the event the Term of Employment provided for in Section 2 is not extended and expires, the Executive shall be entitled to the following:

                               (i)   Base Salary through the date of
termination;

                               (ii)  Base Salary, at the annualized rate
in effect on the date of termination, for 12 months (the "Salary Continuation Period") after the date of termination;

                               (iii) all outstanding stock options which
are not then vested shall be forfeited and all vested options shall remain exercisable for the balance of their stated term; and

                               (iv)    continued participation in all
medical, dental, hospitalization and life insurance programs and in all other employee welfare benefit plans and programs in which he was participating on the date of termination (to the extent that such plans permit the Executive's continued participation) until the earlier of (x) the end of the Salary Continuation Period and (y) the date, or dates, that he becomes eligible for coverages and benefits under the plans and programs of a subsequent employer.

                       (e) Special Termination. In the event there is a Special Termination, the Executive shall be entitled to receive the same benefits as are provided in Section 11(d) for a Termination without Cause except that the Salary Continuation Period shall be: (i) zero if termination occurs prior to the first anniversary of the Effective Date, (ii) six months if termination occurs after such first anniversary but less than 18 months after the Effective Date, (iii) nine months if termination occurs prior to the second anniversary of the Effective Date but 18 months or more after the Effective Date and (iv) 12 months if termination occurs thereafter.





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                       (f)   Voluntary Termination.  A termination of
employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause or a Special Termination, shall have the same consequences as provided in Section 10(c)(ii) for a Termination for Cause. A voluntary termination under this Section 10(e) shall be effective 30 calendar days after prior written notice is received by the Company from the Executive, unless the Company elects to make it effective earlier.

                       (g)   Consequences of a Change in Control.

                                  (i)      Upon Executive's termination of
employment pursuant to Section 10(d) following a Change in Control, the Executive shall be entitled to the benefits provided in Section 10(d) above as well as to the benefits provided in Section 10(g)(ii).

                                  (ii)     Immediately following a Change in
Control, the Executive's then unvested stock options shall fully vest and shall remain exercisable for the balance of their stated term.

                       (h) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                                  (i)      the balance of any incentive awards
due for performance periods which have been completed, but which have not yet been paid;

                                  (ii)     any other amounts earned, accrued
and owing to the Executive but not yet paid; and

                                  (iii)    other benefits, if any, in
accordance with applicable plans, programs and arrangements of the Company and its Affiliates.

                       (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                       (j) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

             11. Confidentiality.

                       (a) The Executive agrees that he will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or Affiliate of the Company (collectively, "Confidential Information"), except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or Affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.





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                       (b)     The Executive agrees that at the time of the
termination of his employment with the Company, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing Confidential Information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company and all other Confidential Information in his possession, except for any documents or property as to which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive's employment and his personal rolodex, personal files, phone book and similar items as long as they do not contain Confidential Information, in which case, the Executive may retain a copy.

                       (c) The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (i) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (ii) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (iii) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C.
Section 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 12(c) shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.





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             12. Non-Competition and Non-Solicitation.

                       The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf.

             In recognition of this, the Executive covenants and agrees that:

                       (a) During the Term, and for a period of one year following any termination of the Executive's employment with the Company other than a termination (x) by the Company without Cause (including a Constructive Termination), (y) a Special Termination or (z) by non-extension of the Term of Employment, the Executive shall not, without the prior written consent of the Board (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) knowingly perform material services for, or knowingly have any material involvement with, any person or entity (including a separate division of an entity) that competes directly and materially with any business (a "Material Business") which accounted for more than 10% of the revenues of the Company during the fiscal year prior to his termination; provided, however, that the Executive may in any event (i) perform services that do not directly relate to business activities that compete directly and materially with a material business of the Company, and (ii) own up to 3% of the outstanding securities of any publicly-traded entity; and further provided that an entity (including a separate division of an entity) shall be deemed to be in direct and material competition with a Material Business of the Company only if the entity (or such division) derived more than 10% of its revenues during its most recent fiscal year from substantially similar businesses.

                       (b) During the Term, and for a period of two years thereafter, the Executive shall not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

                       (c) During the Term, and for a period of two years thereafter, the Executive shall not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company.





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             13. Provisions Necessary and Reasonable.

                       (a) The Executive agrees that (i) the provisions of Sections 11 and 12 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 13 of this Agreement are reasonable and necessary to protect the Company's business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

                       (b)     If any of the covenants contained in Sections
11 and 12 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                       (c) If any of the covenants contained in Sections 11 and 12 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

             14. Representations Regarding Prior Work and Legal Obligations.

                       (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

                       (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

                       (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

                       (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.





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             15. Resolution of Disputes.

                       Subject to the provisions of Section 13, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs (including attorneys' fees) of any mediation, arbitration or litigation; however, the Executive shall be reimbursed for the costs and expenses associated with his legal fees to the extent he prevails on any material issue which is the subject of the dispute.

             16. Indemnification.

                       (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                       (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 16(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                       (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive during the Term of Employment and for six





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
years thereafter, to the extent the Company provides such coverage for its other executive officers.

             17. Assignability; Binding Nature.

                       This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is or is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

             18. Entire Agreement.

                       This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

             19. Amendment or Waiver.

                       No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

             20. Severability.

                       In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

             21. Survivorship.

                       Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's





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
employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party. Upon the expiration of the Term of the Agreement, the respective rights and obligations of the Parties shall survive such expiration to the extent necessary to carry out the intentions of the Parties as embodied in the rights and obligations of the Parties under this Agreement.

             22. References.

                       In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

             23. Governing Law.

                       This Agreement shall be governed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

             24. Notices.

                       All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:        Novametrix Medical Systems Inc.
                          Five Technology Drive
                          P.O. Box 690
                          Wallingford, CT  06492

                          Attention:  Chairman of the Board and Chief Executive
                                      Officer

With a copy to:           Thomas M. Haythe, Esq.
                          Law Offices of Thomas M. Haythe
                          90 Park Avenue
                          15th Floor
                          New York, NY  10016

If to the Executive:      Thomas M. Patton
                          25 Andy Lane
                          Guilford, CT  06437

             25. Headings.

                       The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

             26. Counterparts.

                       This Agreement may be executed in two or more counterparts.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                 NOVAMETRIX MEDICAL SYSTEMS INC.





                                 By: /s/ William J. Lacourciere
                                    -------------------------------------------
                                    William J. Lacourciere
                                    Chairman and Chief Executive Officer




                                     /s/ Thomas M. Patton
                                  ---------------------------------------------
                                                  Thomas M. Patton






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